UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 20, 2010

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation or organization)	000-27261 (Commission File Number)	93-0549963 (I.R.S. Employer Identification Number)

9191 South Jamaica Street, Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-771-0900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2010, M. Catherine Santee, CH2M HILL Companies Ltd.’s Senior Vice President and Chief Financial Officer, informed the Board of Directors of her intention to step down as CH2M HILL’s Chief Financial Officer and assume the responsibilities of CH2M HILL Operations’ Finance Director.  Ms. Santee informed the Board that her decision to take on a different role within CH2M HILL and to relocate to Louisiana to be closer to her family was prompted by the needs of her family.  In a communication to our Board, CH2M HILL’s Chief Executive Officer, Lee A. McIntire, stated, “Catherine is an invaluable contributor to CH2M HILL and an important reason for our success as a Fortune 500 company.  We understand her decision and support her transition to the new role, where she will continue to make significant contributions in guiding the financial success of our operating units.  Catherine is a special person for all of us at CH2M HILL.”

Ms. Santee joined CH2M HILL in 1995 as Vice President and Chief Financial Officer for CH2M HILL’s Infrastructure and Environment Group.  She became the Chief Financial Officer for CH2M HILL Companies, Ltd. in 2008; and served on our Board of Directors from 2003 to 2006, and again from 2007 until present.

JoAnn Shea, CH2M HILL’s Vice President, Chief Accounting Officer and Controller will assume responsibilities as acting Chief Financial Officer effective May 15, 2010.  Ms. Shea joined CH2M HILL in 1998 as an Assistant Controller, became CH2M HILL’s Controller in 2003, and CH2M HILL’s Chief Accounting Officer in 2006.

CH2M HILL will commence a national search for the new Chief Financial Officer effective immediately and will consider internal and external candidates, as has been our practice for all senior management roles.

Other information with respect to Ms. Santee and Ms. Shea may be found in CH2M HILL’s Proxy Statement for its 2010 Annual Meeting, as filed with the Securities and Exchange Commission on Schedule 14A (Commission File No. 000-27261), under the captions “Executive Officers” and “Change of Control Agreements,” which information is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CH2M HILL COMPANIES, LTD.
(Registrant)

Date: April 20, 2010	By:	/s/Margaret B. McLean
Margaret B. McLean, Vice President & Chief Legal Officer